Exhibit 99.1

Contact: Marc Cannon (954) 769-3146 cannonm@autonation.com Robert Quartaro (954) 769-7342 quartaror@autonation.com

AutoNation Reports Second Quarter 2018 Results
Net Income from Continuing Operations Up 11%

•
Net income from continuing operations was $97 million, up 11% compared to second quarter 2017 net income from continuing operations of $88 million. Second quarter 2018 net income from continuing operations included a non-cash franchise rights impairment charge of $6 million after-tax.

•
EPS from continuing operations for the second quarter was $1.07, up 24% compared to second quarter 2017 EPS from continuing operations of $0.86. Second quarter 2018 EPS from continuing operations included a non-cash franchise rights impairment charge of $0.07 per share.

•	Total revenue of $5.4 billion increased by 2% compared to the year-ago period. Same-store revenue of $5.3 billion increased by 4% compared to the year-ago period.

•
Same-store used vehicle gross profit was $88 million, up 22% compared to the year-ago period. Same-store Customer Financial Services gross profit was $245 million, up 10% compared to the year-ago period.

FORT LAUDERDALE, Fla., (August 1, 2018) — AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today reported second quarter 2018 net income from continuing operations of $97 million, or $1.07 per share, up 11% compared to second quarter 2017 net income from continuing operations of $88 million, or $0.86 per share. Second quarter 2018 net income from continuing operations included a non-cash franchise rights impairment charge of $6 million after-tax, or $0.07 per share.
Second quarter 2018 revenue totaled $5.4 billion compared to $5.3 billion in the year-ago period. Same-store second quarter 2018 revenue totaled $5.3 billion compared to $5.1 billion in the year-ago period, an increase of 4%. Same-store second quarter 2018 gross profit of $839 million increased by 4% compared to $806 million in the year-ago period, driven by increases in used vehicle gross profit of 22%, Customer Financial Services gross profit of 10%, and Customer Care gross profit of 4%. Same-store Customer Financial Services gross profit per vehicle retailed was an all-time record $1,789.

Waymo Update
AutoNation and Waymo have expanded their partnership beyond long-term maintenance and repairs of Waymo’s self-driving fleet. AutoNation has the exclusive ability to offer its customers in Phoenix, AZ, the use of a Waymo to move around the city while their personal vehicles are being serviced at AutoNation dealerships. This offers AutoNation customers a new and unique opportunity to experience Waymo technology first-hand.

Acquisitions
AutoNation today announced the acquisition of Shelly BMW in the Southern California market. The annual revenue for the store is approximately $140 million, with retail sales of approximately 2,600 new and used vehicles. AutoNation now owns and operates 17 BMW stores from coast to coast. The Company also announced that it has signed an agreement to acquire Trade Secret Auto Care, a collision center in the Dallas, Texas market. This will be the Company’s 81st collision and repair center nationwide. AutoNation continues to expand its collision center footprint to reach more customers and leverage relationships with insurance carriers.

Share Repurchase
During the second quarter of 2018, AutoNation repurchased 1.6 million shares of common stock for an aggregate purchase price of $73 million. As of July 30, 2018, AutoNation has approximately $264 million remaining Board authorization for share repurchase and approximately 90 million shares outstanding.
Segment Results
Segment results(1) for the second quarter 2018 were as follows:
Second Quarter 2018 Segment Results

•	Domestic – Domestic segment income(2) was $67 million compared to year-ago segment income of $60 million, an increase of 12%.

•	Import – Import segment income(2) was $78 million compared to year-ago segment income of $75 million, an increase of 4%.

•	Premium Luxury – Premium Luxury segment income(2) was $85 million compared to year-ago segment income of $84 million, an increase of 1%.

For the six-month period ended June 30, 2018, the Company reported net income from continuing operations of $191 million, or $2.08 per share, compared to net income from continuing operations of $186 million, or $1.83 per share, for the same period in the prior year. The Company’s revenue for the six-month period ended June 30, 2018, totaled $10.7 billion, an increase of 2% compared to $10.4 billion for the same period in the prior year.

The second quarter conference call may be accessed by telephone at (888) 769-8515 (password: AutoNation) at 11:00 a.m. Eastern Time today or on AutoNation’s investor relations website at investors.autonation.com.
The webcast will also be available on AutoNation’s website under “Events & Presentations” following the call. A playback of the conference call will be available after 1:00 p.m. Eastern Time on August 1, 2018, through August 22, 2018, by calling 866-391-4970 (passcode 2910).

(1)
AutoNation has three reportable segments: Domestic, Import, and Premium Luxury. The Domestic segment is comprised of stores that sell vehicles manufactured by General Motors, Ford, and FCA US; the Import segment is comprised of stores that sell vehicles manufactured primarily by Toyota, Honda, Nissan, and Hyundai; and the Premium Luxury segment is comprised of stores that sell vehicles manufactured primarily by Mercedes-Benz, BMW, Lexus, and Audi.

(2)	Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.
About AutoNation, Inc.
AutoNation, America’s largest automotive retailer, is transforming the automotive industry through its bold leadership, innovation, and comprehensive brand extensions. As of June 30, 2018, AutoNation owned and operated over 325 locations from coast to coast. AutoNation has sold over 11 million vehicles, the first automotive retailer to reach this milestone. AutoNation’s success is driven by a commitment to delivering a peerless experience through customer-focused sales and service processes. Through its Drive Pink initiative, AutoNation is committed to drive out cancer, create awareness and support critical research. AutoNation continues to be a proud supporter of the Breast Cancer Research Foundation and other cancer-related charities.
Please visit investors.autonation.com, www.autonation.com, www.autonationdrive.com, www.twitter.com/autonation, www.twitter.com/CEOMikeJackson, www.facebook.com/autonation, and www.facebook.com/CEOMikeJackson, where AutoNation discloses additional information about the Company, its business, and its results of operations.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Words such as “anticipates,” “expects,” “intends,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements regarding our strategic initiatives, including our brand extension strategies, and expectations for future results and the future performance of our franchises (including with respect to sales of used vehicles and parts and accessories) and the automotive retail industry, as well as other statements that describe our objectives, goals, or plans are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results and events, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results, performance or achievements to be materially different from any future results, performance and achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: economic conditions, including changes in interest rates, fuel prices, and tariffs; new and used vehicle margins; the success and financial viability and the incentive and marketing programs of vehicle manufacturers and distributors with which we hold franchises; our ability to successfully implement, and customer adoption of, our brand extension strategies; our ability to identify, acquire, and build out suitable locations in a timely manner; our ability to maintain and enhance our retail brands and reputation and to attract consumers to our own digital channels; our ability to integrate successfully acquired and awarded franchises and to attain planned sales volumes within our expected time frames; restrictions imposed by vehicle manufacturers and our ability to obtain manufacturer approval for acquisitions; natural disasters and other adverse weather events; the resolution of legal and administrative proceedings; regulatory factors affecting our business, including fuel economy requirements; the announcement of safety recalls; factors affecting our goodwill and other intangible asset impairment testing; and other factors described in our news releases and filings made under the securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Forward-looking statements contained in this news release speak only as of the date of this news release, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

AUTONATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue:
New vehicle	$2,949.6	$2,930.9	$5,751.9	$5,727.1
Used vehicle	1,298.7	1,201.1	2,629.2	2,442.0
Parts and service	857.1	857.5	1,715.6	1,702.6
Finance and insurance, net	247.8	228.8	488.6	450.4
Other	38.8	61.0	66.6	96.6
Total revenue	5,392.0	5,279.3	10,651.9	10,418.7
Cost of sales:
New vehicle	2,824.8	2,792.7	5,497.4	5,444.6
Used vehicle	1,207.5	1,126.6	2,452.2	2,290.5
Parts and service	469.8	479.9	942.8	954.0
Other	38.1	54.0	65.4	83.7
Total cost of sales	4,540.2	4,453.2	8,957.8	8,772.8
Gross profit	851.8	826.1	1,694.1	1,645.9
Selling, general, and administrative expenses	625.3	611.3	1,252.1	1,206.6
Depreciation and amortization	41.1	39.3	81.1	76.6
Franchise rights impairment	8.1	—	8.1	—
Other income, net	(13.9)	(20.7)	(24.2)	(40.2)
Operating income	191.2	196.2	377.0	402.9
Non-operating income (expense) items:
Floorplan interest expense	(32.4)	(24.1)	(60.7)	(45.6)
Other interest expense	(29.7)	(29.2)	(62.0)	(58.0)
Interest income	0.3	0.2	0.5	0.6
Other income, net	0.2	1.8	1.0	4.8
Income from continuing operations before income taxes	129.6	144.9	255.8	304.7
Income tax provision	32.2	57.2	65.1	118.8
Net income from continuing operations	97.4	87.7	190.7	185.9
Income (loss) from discontinued operations, net of income taxes	0.2	—	0.6	(0.1)
Net income	$97.6	$87.7	$191.3	$185.8
Diluted earnings (loss) per share*:
Continuing operations	$1.07	$0.86	$2.08	$1.83
Discontinued operations	$—	$—	$0.01	$—
Net income	$1.07	$0.86	$2.08	$1.83
Weighted average common shares outstanding	91.2	101.5	91.9	101.6
Common shares outstanding, net of treasury stock, at period end	89.8	100.4	89.8	100.4

* Earnings per share amounts are calculated discretely and therefore may not add up to the total due to rounding.

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2018	2017	$ Variance	% Variance	2018	2017	$ Variance	% Variance
Revenue:
New vehicle	$2,949.6	$2,930.9	$18.7	0.6	$5,751.9	$5,727.1	$24.8	0.4
Retail used vehicle	1,217.4	1,131.1	86.3	7.6	2,454.5	2,287.2	167.3	7.3
Wholesale	81.3	70.0	11.3	16.1	174.7	154.8	19.9	12.9
Used vehicle	1,298.7	1,201.1	97.6	8.1	2,629.2	2,442.0	187.2	7.7
Finance and insurance, net	247.8	228.8	19.0	8.3	488.6	450.4	38.2	8.5
Total variable operations	4,496.1	4,360.8	135.3	3.1	8,869.7	8,619.5	250.2	2.9
Parts and service	857.1	857.5	(0.4)	—	1,715.6	1,702.6	13.0	0.8
Other	38.8	61.0	(22.2)		66.6	96.6	(30.0)
Total revenue	$5,392.0	$5,279.3	$112.7	2.1	$10,651.9	$10,418.7	$233.2	2.2
Gross profit:
New vehicle	$124.8	$138.2	$(13.4)	(9.7)	$254.5	$282.5	$(28.0)	(9.9)
Retail used vehicle	87.0	74.0	13.0	17.6	169.0	148.9	20.1	13.5
Wholesale	4.2	0.5	3.7		8.0	2.6	5.4
Used vehicle	91.2	74.5	16.7	22.4	177.0	151.5	25.5	16.8
Finance and insurance	247.8	228.8	19.0	8.3	488.6	450.4	38.2	8.5
Total variable operations	463.8	441.5	22.3	5.1	920.1	884.4	35.7	4.0
Parts and service	387.3	377.6	9.7	2.6	772.8	748.6	24.2	3.2
Other	0.7	7.0	(6.3)		1.2	12.9	(11.7)
Total gross profit	851.8	826.1	25.7	3.1	1,694.1	1,645.9	48.2	2.9
Selling, general, and administrative expenses	625.3	611.3	(14.0)	(2.3)	1,252.1	1,206.6	(45.5)	(3.8)
Depreciation and amortization	41.1	39.3	(1.8)		81.1	76.6	(4.5)
Franchise rights impairment	8.1	—	(8.1)		8.1	—	(8.1)
Other income, net	(13.9)	(20.7)	(6.8)		(24.2)	(40.2)	(16.0)
Operating income	191.2	196.2	(5.0)	(2.5)	377.0	402.9	(25.9)	(6.4)
Non-operating income (expense) items:
Floorplan interest expense	(32.4)	(24.1)	(8.3)		(60.7)	(45.6)	(15.1)
Other interest expense	(29.7)	(29.2)	(0.5)		(62.0)	(58.0)	(4.0)
Interest income	0.3	0.2	0.1		0.5	0.6	(0.1)
Other income, net	0.2	1.8	(1.6)		1.0	4.8	(3.8)
Income from continuing operations before income taxes	$129.6	$144.9	$(15.3)	(10.6)	$255.8	$304.7	$(48.9)	(16.0)
Retail vehicle unit sales:
New	79,054	79,892	(838)	(1.0)	153,232	155,690	(2,458)	(1.6)
Used	60,081	58,266	1,815	3.1	122,291	118,874	3,417	2.9
	139,135	138,158	977	0.7	275,523	274,564	959	0.3
Revenue per vehicle retailed:
New	$37,311	$36,686	$625	1.7	$37,537	$36,785	$752	2.0
Used	$20,263	$19,413	$850	4.4	$20,071	$19,241	$830	4.3
Gross profit per vehicle retailed:
New	$1,579	$1,730	$(151)	(8.7)	$1,661	$1,815	$(154)	(8.5)
Used	$1,448	$1,270	$178	14.0	$1,382	$1,253	$129	10.3
Finance and insurance	$1,781	$1,656	$125	7.5	$1,773	$1,640	$133	8.1
Total variable operations(1)	$3,303	$3,192	$111	3.5	$3,310	$3,212	$98	3.1

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2018 (%)	2017 (%)	2018 (%)	2017 (%)
Revenue mix percentages:
New vehicle	54.7	55.5	54.0	55.0
Used vehicle	24.1	22.8	24.7	23.4
Parts and service	15.9	16.2	16.1	16.3
Finance and insurance, net	4.6	4.3	4.6	4.3
Other	0.7	1.2	0.6	1.0
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	14.7	16.7	15.0	17.2
Used vehicle	10.7	9.0	10.4	9.2
Parts and service	45.5	45.7	45.6	45.5
Finance and insurance	29.1	27.7	28.8	27.4
Other	—	0.9	0.2	0.7
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	4.2	4.7	4.4	4.9
Used vehicle - retail	7.1	6.5	6.9	6.5
Parts and service	45.2	44.0	45.0	44.0
Total	15.8	15.6	15.9	15.8
Selling, general, and administrative expenses	11.6	11.6	11.8	11.6
Operating income	3.5	3.7	3.5	3.9
Operating items as a percentage of total gross profit:
Selling, general, and administrative expenses	73.4	74.0	73.9	73.3
Operating income	22.4	23.8	22.3	24.5

AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA
($ in millions)

Segment Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2018	2017	$ Variance	% Variance	2018	2017	$ Variance	% Variance
Revenue:
Domestic	$1,826.1	$1,844.7	$(18.6)	(1.0)	$3,599.8	$3,645.5	$(45.7)	(1.3)
Import	1,717.0	1,702.2	14.8	0.9	3,369.6	3,333.9	35.7	1.1
Premium luxury	1,730.2	1,644.1	86.1	5.2	3,448.0	3,260.7	187.3	5.7
Total	5,273.3	5,191.0	82.3	1.6	10,417.4	10,240.1	177.3	1.7
Corporate and other	118.7	88.3	30.4	34.4	234.5	178.6	55.9	31.3
Total consolidated revenue	$5,392.0	$5,279.3	$112.7	2.1	$10,651.9	$10,418.7	$233.2	2.2

Segment income*:
Domestic	$67.1	$60.1	$7.0	11.6	$127.4	$121.5	$5.9	4.9
Import	78.1	75.3	2.8	3.7	150.9	147.0	3.9	2.7
Premium luxury	84.9	83.9	1.0	1.2	172.6	164.4	8.2	5.0
Total	230.1	219.3	10.8	4.9	450.9	432.9	18.0	4.2
Corporate and other	(71.3)	(47.2)	(24.1)		(134.6)	(75.6)	(59.0)
Add: Floorplan interest expense	32.4	24.1	8.3		60.7	45.6	15.1
Operating income	$191.2	$196.2	$(5.0)	(2.5)	$377.0	$402.9	$(25.9)	(6.4)

* Segment income represents income for each of our reportable segments and is defined as operating income less floorplan interest expense.

Retail new vehicle unit sales:
Domestic	26,300	26,888	(588)	(2.2)	50,905	53,147	(2,242)	(4.2)
Import	36,286	37,024	(738)	(2.0)	70,236	71,339	(1,103)	(1.5)
Premium luxury	16,468	15,980	488	3.1	32,091	31,204	887	2.8
	79,054	79,892	(838)	(1.0)	153,232	155,690	(2,458)	(1.6)

Brand Mix - Retail New Vehicle Units Sold	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018 (%)	2017 (%)	2018 (%)	2017 (%)
Domestic:
Ford, Lincoln	12.6	13.2	12.5	13.6
Chevrolet, Buick, Cadillac, GMC	10.9	10.0	11.2	10.4
Chrysler, Dodge, Jeep, Ram	9.8	10.5	9.5	10.1
Domestic total	33.3	33.7	33.2	34.1
Import:
Toyota	19.1	19.0	19.1	18.5
Honda	14.3	13.4	13.9	13.2
Nissan	5.2	6.6	5.6	7.0
Other Import	7.3	7.3	7.3	7.2
Import total	45.9	46.3	45.9	45.9
Premium Luxury:
Mercedes-Benz	8.0	7.8	8.2	7.9
BMW	4.9	4.5	4.8	4.6
Lexus	2.3	2.5	2.3	2.5
Audi	2.2	2.5	2.2	2.3
Other Premium Luxury (Land Rover, Porsche)	3.4	2.7	3.4	2.7
Premium Luxury total	20.8	20.0	20.9	20.0
	100.0	100.0	100.0	100.0

 AUTONATION, INC.
UNAUDITED SUPPLEMENTARY DATA, Continued
($ in millions)

Capital Expenditures / Stock Repurchases	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Capital expenditures (1)	$103.2	$82.0	$182.7	$168.7
Cash paid for acquisitions, net of cash acquired (2)	$0.8	$47.1	$2.7	$52.9
Proceeds from exercises of stock options	$0.9	$1.3	$14.2	$22.8
Stock repurchases:
Aggregate purchase price	$73.4	$34.9	$100.0	$34.9
Shares repurchased (in millions)	1.6	0.9	2.1	0.9

Floorplan Assistance and Expense	Three Months Ended June 30,			Six Months Ended June 30,
	2018	2017	Variance	2018	2017	Variance
Floorplan assistance earned (included in cost of sales)	$29.7	$29.3	$0.4	$58.2	$57.6	$0.6
New vehicle floorplan interest expense	(30.4)	(22.6)	(7.8)	(56.6)	(42.8)	(13.8)
Net new vehicle inventory carrying benefit (cost)	$(0.7)	$6.7	$(7.4)	$1.6	$14.8	$(13.2)

Balance Sheet and Other Highlights	June 30, 2018	December 31, 2017	June 30, 2017
Cash and cash equivalents	$53.1	$69.2	$52.5
Inventory	$3,587.0	$3,365.6	$3,713.2
Total floorplan notes payable	$3,839.9	$3,806.9	$3,894.4
Non-vehicle debt	$2,660.1	$2,703.7	$2,568.1
Equity	$2,500.6	$2,369.3	$2,498.6

New days supply (industry standard of selling days)	76 days	53 days	77 days
Used days supply (trailing calendar month days)	33 days	43 days	40 days

Key Credit Agreement Covenant Compliance Calculations (3)
Leverage ratio		2.86x
Covenant	less than or equal to	4.00x

Capitalization ratio		61.5%
Covenant	less than or equal to	70.0%

(1) Includes accrued construction in progress and excludes property associated with capital leases entered into during the period.
(2) Excludes capital leases and deferred purchase price commitments.
(3)Calculated in accordance with our credit agreement as filed with the SEC.

AUTONATION, INC.
UNAUDITED SAME STORE DATA
($ in millions, except per vehicle data)

Operating Highlights	Three Months Ended June 30,				Six Months Ended June 30,
	2018	2017	$ Variance	% Variance	2018	2017	$ Variance	% Variance
Revenue:
New vehicle	$2,925.9	$2,852.2	$73.7	2.6	$5,678.3	$5,565.7	$112.6	2.0
Retail used vehicle	1,188.3	1,091.5	96.8	8.9	2,386.8	2,205.3	181.5	8.2
Wholesale	78.2	67.7	10.5	15.5	166.6	149.6	17.0	11.4
Used vehicle	1,266.5	1,159.2	107.3	9.3	2,553.4	2,354.9	198.5	8.4
Finance and insurance, net	245.4	223.6	21.8	9.7	482.5	439.9	42.6	9.7
Total variable operations	4,437.8	4,235.0	202.8	4.8	8,714.2	8,360.5	353.7	4.2
Parts and service	844.5	836.3	8.2	1.0	1,685.2	1,658.6	26.6	1.6
Other	38.9	60.7	(21.8)		66.7	96.2	(29.5)
Total revenue	$5,321.2	$5,132.0	$189.2	3.7	$10,466.1	$10,115.3	$350.8	3.5

Gross profit:
New vehicle	$123.3	$135.0	$(11.7)	(8.7)	$250.6	$275.9	$(25.3)	(9.2)
Retail used vehicle	85.2	71.3	13.9	19.5	165.8	143.6	22.2	15.5
Wholesale	2.3	0.5	1.8		3.1	2.5	0.6
Used vehicle	87.5	71.8	15.7	21.9	168.9	146.1	22.8	15.6
Finance and insurance	245.4	223.6	21.8	9.7	482.5	439.9	42.6	9.7
Total variable operations	456.2	430.4	25.8	6.0	902.0	861.9	40.1	4.7
Parts and service	381.6	368.6	13.0	3.5	758.9	729.3	29.6	4.1
Other	0.8	6.7	(5.9)		1.4	12.5	(11.1)
Total gross profit	$838.6	$805.7	$32.9	4.1	$1,662.3	$1,603.7	$58.6	3.7

Retail vehicle unit sales:
New	78,659	77,590	1,069	1.4	151,755	150,966	789	0.5
Used	58,542	55,909	2,633	4.7	118,674	113,931	4,743	4.2
	137,201	133,499	3,702	2.8	270,429	264,897	5,532	2.1

Revenue per vehicle retailed:
New	$37,197	$36,760	$437	1.2	$37,418	$36,867	$551	1.5
Used	$20,298	$19,523	$775	4.0	$20,112	$19,356	$756	3.9

Gross profit per vehicle retailed:
New	$1,568	$1,740	$(172)	(9.9)	$1,651	$1,828	$(177)	(9.7)
Used	$1,455	$1,275	$180	14.1	$1,397	$1,260	$137	10.9
Finance and insurance	$1,789	$1,675	$114	6.8	$1,784	$1,661	$123	7.4
Total variable operations(1)	$3,308	$3,220	$88	2.7	$3,324	$3,244	$80	2.5

(1) Total variable operations gross profit per vehicle retailed is calculated by dividing the sum of new vehicle, retail used vehicle, and finance and insurance gross profit by total retail vehicle unit sales.

Operating Percentages	Three Months Ended June 30,		Six Months Ended June 30,
	2018 (%)	2017 (%)	2018 (%)	2017 (%)
Revenue mix percentages:
New vehicle	55.0	55.6	54.3	55.0
Used vehicle	23.8	22.6	24.4	23.3
Parts and service	15.9	16.3	16.1	16.4
Finance and insurance, net	4.6	4.4	4.6	4.3
Other	0.7	1.1	0.6	1.0
	100.0	100.0	100.0	100.0
Gross profit mix percentages:
New vehicle	14.7	16.8	15.1	17.2
Used vehicle	10.4	8.9	10.2	9.1
Parts and service	45.5	45.7	45.7	45.5
Finance and insurance	29.3	27.8	29.0	27.4
Other	0.1	0.8	—	0.8
	100.0	100.0	100.0	100.0
Operating items as a percentage of revenue:
Gross profit:
New vehicle	4.2	4.7	4.4	5.0
Used vehicle - retail	7.2	6.5	6.9	6.5
Parts and service	45.2	44.1	45.0	44.0
Total	15.8	15.7	15.9	15.9